Exhibit 10(x)(x)

                                                   Service Agreement No. 40437
                                                   Control Number      931229-10


                             FTS-2 SERVICE AGREEMENT

        THIS AGREEMENT, made and entered into this 1st day of February, 1994, by and between COLUMBIA GULF TRANSMISSION COMPANY ("Transporter") and BLUEFIELD GAS COMPANY ("Shipper").

        WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

        Section 1. Service to be Rendered. Transporter shall perform and Shipper shall receive the service in accordance with the provisions of the effective FTS-2 Rate Schedule and applicable General Terms and Conditions of Transporter's FERC Gas Tariff, First Revised Volume No. 1 (Tariff), on file with the Federal Energy Regulatory Commission (Commission), as the same may be amended or superseded in accordance with the rules and regulations of the Commission herein contained. The maximum obligations of Transporter to deliver gas hereunder to or for Shipper, the designation of the points of delivery at which Transporter shall deliver or cause gas to be delivered to or for Shipper, and the points of receipt at which the Shipper shall deliver or cause gas to be delivered, are specified in Appendix A, as the same may be amended from time to time by agreement between Shipper and Transporter, or in accordance with the rules and regulations of the Commission. Service hereunder shall be provided subject to the provisions of Part 284.102 of Subpart B of the Commission's regulations. Shipper warrants that service hereunder is being provided on behalf of Shipper, a local distribution company.

        Section 2. Term. Service under this Agreement shall commence as of February 1, 1994 and shall continue in full force and effect until June 30, 1994. Thereafter, it shall continue from year to year unless canceled by either party upon six (6) months prior written notice to the other party. Shipper and Transporter agree to avail themselves of the Commission's pregranted abandonment authority upon termination of this Agreement, subject to any right of first refusal Shipper may have under the Commission's regulations and Transporter's Tariff.

        Section 3. Rates. Shipper shall pay the charges and furnish the Retainage as described in the above-referenced Rate Schedule, unless otherwise agreed to by the parties in writing and specified as an amendment to this Service Agreement.

        Section 4. Notices. Notices to Transporter under this Agreement shall be addressed to it at Post Office Box 683, Houston, Texas 77001, Attention:
Director, Planning, Transportation and


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Exchange; notices to Shipper shall be addressed to it at P.O. Box 589,
Bluefield, West Virginia 24701-0589, Attention: Mr. Arthur L. Pendleton, until changed by either party by written notice.

     Section 5. Superseded Agreements. This Agreement supersedes and cancels, as of the effective date hereof, the following contracts: 37602, 39119.

        BLUEFIELD GAS COMPANY               COLUMBIA GULF TRANSMISSION
                                            COMPANY

By      s/Arthur L. Pendleton       By      s/Paul H. Pieir
Title   V. P. Operations            Title     Vice President



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                                                        Revision No. __________
                                                        Control No. 931229-10



                    Appendix A to Service Agreement No. 40437
                            Under Rate Schedule FTS-2
            between Columbia Gulf Transmission Company (Transporter)
                       and Bluefield Gas Company (Shipper)

                       Transportation Demand 2,345 Dth/day

                                      Primary Receipt Points


Measuring                                                                       Maximum Daily
Point No.             Measuring Point                                           Quantity (Dth/day)

M.S. 433              Egan A, Acadia Parish, LA - CGT                           1,000
M.S. 434              Egan B, Acadia Parish, LA - Tennessee                       345
M.S. 624              Orange Grove, Terrebonne Parish, LA - Union Texas         1,000



                             Primary Delivery Points


Measuring                                                                       Maximum Daily
Point No.             Measuring Point                                           Quantity (Dth/day)

M.S. 2700010          Rayne Compressor Station, located in Acadia Parish, LA    2,345



The Master List of Interconnects (MLI) as defined in Section 1 of the General Terms and Conditions is incorporated herein by reference for purposes of listing valid secondary interruptible receipt points and delivery points.

CANCELLATION OF PREVIOUS APPENDIX A

Service changes pursuant to this Appendix A shall commence as of February 1, 1994. This Appendix A shall cancel and supersede the previous Appendix A to the Service Agreement dated November 1,


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1993. With the exception of this Appendix A, all other terms and conditions of said Service Agreement shall remain in full force and effect.

        BLUEFIELD GAS COMPANY               COLUMBIA GULF TRANSMISSION COMPANY

By      s/Arthur L. Pendleton               By     s/Paul H. Pieir

Its     V. P. Operations                    Its    Vice President

Date    1/21/94                             Date   1/14/94